Exhibit 10.5.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated February 27, 2012 and effective as of the Effective Date, by and among YRCW Receivables LLC (the “Borrower”) and the financial institutions listed on the signature pages hereof, with respect to that certain Credit Agreement dated as of July 22, 2011 by and among the Borrower, the Servicer, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Credit Agreement. Upon the occurrence of the Amendment Closing Date (as defined in Section 2 below), effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) The definitions of “Dilution Ratio”, “Dilution Reserve” and “Dilutions” in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Dilution Ratio” means, as of the last day of any Calculation Period with respect to any Originator, a percentage equal to (a) the aggregate amount of Dilutions of such Originator which occurred during such Calculation Period, divided by (b) the aggregate amount of Receivables generated by such Originator during such Calculation Period.

“Dilution Reserve” means, with respect to any Originator, an amount equal to the product of (a) the Net Eligible Receivables Balance of such Originator times the Advance Rate and (b) a percentage equal to (i) if the Dilution Percentage of such Originator is greater than the Non-Advanced Rate, the amount by which the Dilution Percentage exceeds the Non-Advanced Rate and (ii) if the Dilution Percentage is equal to or less than the Non-Advanced Rate, 0%. For purposes of this definition, (x) “Dilution Percentage” means, with respect to any Originator, (A) 2.0 times the rolling twelve-month Dilution Ratio applicable to such Originator, plus (B) 5.0%, and (y) “Non-Advanced Rate” means 100% minus the Advance Rate.

“Dilutions” means, at any time with respect to any Originator, the aggregate amount of reductions in or cancellations of the Outstanding Balances of the Receivables of such Originator described in clauses (a)(i) and (a)(ii) of the definition of “Deemed Collections.”

2. Conditions of Effectiveness. This Amendment shall become effective as of the Effective Date on the date (the “Amendment Closing Date”) that each of the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Supermajority Term A Lenders, and the Supermajority Term B Lenders.

(b) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that has executed and delivered a counterpart signature page to this Amendment at or prior to 5:00 p.m. (New York City time) on February 27, 2012 (or such later time as the Administrative Agent and the Borrower shall agree), a consent fee (the “Amendment Consent Fee”) in an amount equal to 0.25% of the sum of (x) the aggregate outstanding principal amount of Term B Loans and Term A Loans and (y) the unused Term A Commitment, in each case, of such Lender as of the date hereof. The Amendment Consent Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

(c) The Borrower shall have paid all previously invoiced, reasonable, out-of-pocket expenses of the Administrative Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses) in connection with this Amendment, in each case to the extent reimbursable under the terms of the Credit Agreement.

3. Representations and Warranties of the Borrower. In order to induce the other parties to enter into this Amendment:

(a) The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the Amendment Closing Date:

(i) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and subject to general principles of equity.

(ii) After giving effect to the terms of this Amendment, (i) no Termination Event or Incipient Termination Event shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Transaction Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, but after giving effect to federal laws applicable to national banks.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YRCW RECEIVABLES LLC, as the Borrower

By:
Name:
Title:

Signature Page to Amendment No. 2

Name of Lender:

,
as a Lender

By:
Name:
Title:

[FOR LENDERS REQUIRING 2 SIGNATURE BLOCKS:]

By:
Name:
Title:

Signature Page to Amendment No. 2